                                                               EXHIBIT 11.1

                            NOTIFY CORPORATION

           STATEMENT REGARDING THE COMPUTATION OF PER SHARE LOSS

                                                                  SIX-
                                                           MONTH PERIOD ENDED
                               YEAR ENDED SEPTEMBER 30,         MARCH 31,
                               --------------------------  --------------------
                                  1995          1996         1996       1997
                               ------------ -------------  ---------  ---------
Net loss.....................    $(426,062)   $(1,657,219) $(680,746) $(769,695)
                               ===========  =============  =========  =========
Weighted average common
 shares outstanding (1)......      205,998        224,595    220,760    279,246
Common equivalent shares from
 issuances of warrants and
 common stock during the
 twelve month period prior to
 the Company's proposed
 initial public offering (1).      213,458        213,458    213,458    213,458
                               -----------  -------------  ---------  ---------
Shares used in computing net
 loss per share..............      419,456        438,052    434,217    492,703
                               ===========  =============  =========  =========
Net loss per share...........  $     (1.02) $       (3.78) $   (1.57) $   (1.56)
                               ===========  =============  =========  =========
Convertible preferred stock
 issued more than twelve
 months prior to the proposed
 initial public offering (1).                     352,542               365,307
                                            =============             =========
Pro forma weighted average
 shares outstanding..........                     790,594               858,010
                                            =============             =========
Pro forma net loss per share.               $       (2.10)                (0.90)
                                            =============             =========

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(1) Excludes shares and warrants to be placed into escrow according to the
    "Escrow Agreement."